Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES FIRST QUARTER 2023 EARNINGS

Charlottesville, VA – April 18, 2023 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $5.8 million, or $1.08 per diluted share, for the quarter ended March 31, 2023, which represents an 18% increase over net income of $4.9 million, or $0.92 per diluted share, recognized for the quarter ended March 31, 2022.

“We are proud to post a significant increase in net income and return on assets when compared to last year's first quarter,” commented President and Chief Executive Officer, Glenn W. Rust. “Our steady climb in return on average assets is the result of our diligent efforts in successfully integrating The Fauquier Bank into our company and capitalizing on the synergies. Our credit quality remains strong and will serve us well in economic downturns and troubling times and we do not rely on funding from a concentration of depositors.”

First Quarter 2023 Highlights

•
Return on average assets ("ROAA") for the three months ended March 31, 2023 increased to 1.48% compared to 1.03% realized in the same period in the prior year.
•
Return on average equity (“ROAE”) for the three months ended March 31, 2023 improved to 17.57% compared to 12.53% realized in same period in the prior year.
•
The efficiency ratio on a fully tax equivalent basis (“FTE”) (a non-GAAP financial measure)1 was 56.2% for the three months ended March 31, 2023, an improvement over 62.0% for the same period in the prior year.
•
The Company had no brokered deposits as of March 31, 2023 or December 31, 2022. The Company utilizes a third-party to offer multi-million-dollar FDIC insurance to customers with balances in excess of single-bank limits through Insured Cash Sweep® (ICS) plans. Deposit balances held in ICS plans amounted to $126.4 million as of March 31, 2023 and $134.6 million as of December 31, 2022.
•
The Company continues to realize significant savings in salaries and employee benefits, data processing and professional fees associated with the merger with Fauquier Bankshares, Inc. which was effective April 1, 2021. Full-time equivalent employee headcount was 215 as of April 1, 2021 and is down to 154 as of March 31, 2023. In addition, the Company closed two branches in the fourth quarter of 2022, reducing future operating costs.

Loans and Asset Quality

•
The Company adopted FASB's Topic 326, Financial Instruments - Credit Losses ("CECL") effective January 1, 2023. The impact of adoption as required by the standard was a one-time reduction to retained earnings, net of deferred income taxes, of $1.9 million. The Allowance for Credit Losses (“ACL”), formerly referred to as the Allowance for Loan Losses, increased on the effective date by $2.5 million and the reserve for unfunded commitments, included in other liabilities on the consolidated balance sheets, increased by $252 thousand, as a result of the adoption of CECL. Subsequent to adoption, the Company records adjustments to its ACL and reserve for unfunded commitments through the provision for credit losses in the consolidated statements of income. For the three months ended March 31, 2023, the Company recorded a recovery of credit losses of $248 thousand, due to improvement in metrics associated with the student loan portfolio and improvement in economic metrics utilized in the discounted cash flow models.

__________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

Loans and Asset Quality (continued)

•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.08% as of March 31, 2023 and December 31, 2022, compared to 0.10% as of March 31, 2022. Nonperforming assets have been reduced to $1.3 million as of March 31, 2023, compared to $1.4 million as of December 31, 2022 and $2.0 million as of March 31, 2022; the Company currently holds no other real estate owned.
o
Six loans to five borrowers are in non-accrual status, totaling $1.2 million, as of March 31, 2023, compared to $673 thousand as of December 31, 2022 and $518 thousand as of March 31, 2022. The adoption of CECL altered the manner in which purchased loans that were in non-accrual status are presented, and as a result, two such loans totaling $566 thousand are now included in this figure.
o
Loans 90 days or more past due and still accruing interest amounted to $69 thousand as of March 31, 2023, compared to $705 thousand as of December 31, 2022 and $837 thousand as of March 31, 2022.
•
The period-end ACL as a percentage of total loans was 0.83% as of March 31, 2023 and 0.58% as of March 31, 2022. The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021, with a remaining balance of $14.1 million as of March 31, 2023. The total of the ACL and the fair value mark as a percentage of gross loans (a non-GAAP financial measure)1 amounted to 2.33% as of March 31, 2023 and 2.35% as of March 31, 2022.
•
Gross loans outstanding as of March 31, 2023 totaled $940.0 million, an increase of $3.5 million, or 0.4%, compared to December 31, 2022. Loans originated and funded during the current quarter were nearly offset by: 1) paydowns of legacy organic loans due mainly to business sales, property sales and participation fluctuations, and 2) workouts and paydowns of loans, the majority of which originated from legacy Fauquier.

Net Interest Income

•
Net interest income for the three months ended March 31, 2023 of $13.4 million increased $2.0 million, or 17%, compared to the three months ended March 31, 2022, due primarily to the increase in average balances of securities, positively impacting net interest income through rate and volume, as well as the increase in average yields on loans, offset by interest expense on deposit accounts and borrowings.
•
The overall cost of funds, including noninterest deposits, of 83 bps incurred in the three months ended March 31, 2023 increased 62 bps from 21 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits increased period over period, from a cost of 29 bps to 109 bps.
•
Low-cost deposits, which include noninterest checking accounts and interest-bearing checking, savings and money market accounts, remained in excess of 87% of total deposits as of March 31, 2023 and 2022.

Noninterest Income

Noninterest income for the three months ended March 31, 2023 decreased $2.5 million, or 52%, compared to the three months ended March 31, 2022, primarily due to the receipt of a one-time payment in resolution of a commercial dispute in the amount of $2.4 million in the first quarter of the prior year.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2023 decreased $1.2 million, or 12%, compared to the three months ended March 31, 2022, primarily due to lower salaries and employee benefits and reduced professional and consulting fees as a result of efficiencies gained from the merger.

Book Value

Book value per share was $26.51 as of March 31, 2023 and $27.42 as of March 31, 2022, and tangible book value per share (a non-GAAP financial measure)1 was $23.89 as of March 31, 2023 compared to $24.37 as of March 31, 2022. These values declined due to the increase in unrealized losses on the investment portfolio period over period.

Income Taxes

The effective tax rate for the three months ended March 31, 2023 amounted to 18.2% compared to 17.5% for the three months ended March 31, 2022, which are both lower than the statutory rate due to the recognition of low-income housing tax credits and the effect of tax-exempt income from municipal bonds and bank owned life insurance policies.

Dividends

Cash dividends of $1.8 million, or $0.33 per share, were declared and paid during the current quarter.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has nine banking offices throughout Fauquier and Prince William counties, three banking offices in Charlottesville and Albemarle County, and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. Investment management services are offered through Masonry Capital Management, LLC, a registered investment adviser and wholly-owned subsidiary of the Company.

The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflict between Russia and Ukraine) or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	March 31, 2023	December 31, 2022*
	(Unaudited)
ASSETS
Cash and due from banks	$18,989	$20,993
Interest-bearing deposits in other banks	16,280	19,098
Federal funds sold	12	45
Securities:
Available for sale, at fair value	492,760	538,186
Restricted securities, at cost	5,750	5,137
Total securities	498,510	543,323
Loans, net of deferred fees and costs	939,957	936,415
Allowance for credit losses	(7,772)	(5,552)
Loans, net	932,185	930,863
Premises and equipment, net	17,676	17,808
Assets held for sale	-	965
Bank owned life insurance	38,804	38,552
Goodwill	7,768	7,768
Core deposit intangible, net	6,195	6,586
Right of use asset, net	6,336	6,536
Deferred tax asset, net	16,129	17,315
Accrued interest receivable and other assets	12,770	13,507
Total assets	$1,571,654	$1,623,359
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$448,094	$495,649
Interest-bearing	360,652	399,983
Money market and savings deposit accounts	418,795	467,600
Certificates of deposit and other time deposits	169,719	115,106
Total deposits	1,397,260	1,478,338
Borrowings	19,250	-
Junior subordinated debt, net	3,424	3,413
Lease liability	5,968	6,173
Accrued interest payable and other liabilities	4,232	2,019
Total liabilities	1,430,134	1,489,943
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-
Common stock, $2.50 par value	13,238	13,214
Capital surplus	105,491	105,344
Retained earnings	65,621	63,482
Accumulated other comprehensive loss	(42,830)	(48,624)
Total shareholders' equity	141,520	133,416
Total liabilities and shareholders' equity	$1,571,654	$1,623,359
Common shares outstanding	5,338,650	5,337,271
Common shares authorized	10,000,000	10,000,000
Preferred shares outstanding	-	-
Preferred shares authorized	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended
	March 31, 2023	March 31, 2022
Interest and dividend income:
Loans, including fees	$12,767	$10,769
Federal funds sold	-	61
Other interest-bearing deposits	258	136
Investment securities:
Taxable	2,951	1,012
Tax exempt	327	304
Dividends	67	62
Total interest and dividend income	16,370	12,344

Interest expense:
Demand deposits	89	61
Money market and savings deposits	1,773	615
Certificates and other time deposits	648	195
Borrowings	386	-
Junior subordinated debt	61	48
Total interest expense	2,957	919
Net interest income	13,413	11,425
Provision for (recovery of) credit losses	(248)	148
Net interest income after provision for (recovery of) credit losses	13,661	11,277

Noninterest income:
Wealth management fees	404	557
Advisory and brokerage income	-	216
Deposit account fees	401	465
Debit/credit card and ATM fees	571	707
Bank owned life insurance income	252	211
Resolution of commercial dispute	-	2,400
Gains on sales of securities, net	254	-
Losses on sale of assets, net	(1)	-
Other	395	231
Total noninterest income	2,276	4,787

Noninterest expense:
Salaries and employee benefits	4,051	4,731
Net occupancy	1,179	1,197
Equipment	218	283
Bank franchise tax	324	304
Computer software	202	263
Data processing	742	738
FDIC deposit insurance assessment	100	226
Marketing, advertising and promotion	375	267
Plastics expense	48	139
Professional fees	192	337
Core deposit intangible amortization	391	439
Other	1,039	1,171
Total noninterest expense	8,861	10,095

Income before income taxes	7,076	5,969
Provision for income taxes	1,285	1,045
Net income	$5,791	$4,924
Net income per common share, basic	$1.08	$0.93
Net income per common share, diluted	$1.08	$0.92
Weighted average common shares outstanding, basic	5,338,099	5,311,983
Weighted average common shares outstanding, diluted	5,375,619	5,343,564

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Common Share Data:
Net income per weighted average share, basic	$1.08	$1.32	$1.08	$1.07	$0.93
Net income per weighted average share, diluted	$1.08	$1.32	$1.08	$1.06	$0.92
Weighted average shares outstanding, basic	5,338,099	5,333,902	5,326,543	5,326,271	5,311,983
Weighted average shares outstanding, diluted	5,375,619	5,362,220	5,348,900	5,347,008	5,343,564
Actual shares outstanding	5,338,650	5,327,271	5,327,271	5,326,271	5,326,271
Tangible book value per share at period end	$23.89	$22.36	$20.77	$22.24	$24.37

Key Ratios:
Return on average assets [1]	1.48%	1.65%	1.30%	1.27%	1.03%
Return on average equity [1]	17.57%	22.23%	16.50%	16.16%	12.53%
Net interest margin (FTE) [2]	3.71%	3.91%	3.47%	3.02%	2.59%
Efficiency ratio (FTE) [3]	56.2%	51.7%	57.0%	58.3%	62.0%
Loan-to-deposit ratio	67.3%	63.3%	59.0%	60.1%	56.8%

Capital Ratios:
Tier 1 leverage ratio	10.64%	9.77%	9.17%	8.79%	8.03%
Total risk-based capital ratio	18.37%	17.64%	16.97%	16.51%	15.66%

Assets and Asset Quality:
Average earning assets	$1,475,617	$1,568,765	$1,644,124	$1,668,471	$1,802,461
Average gross loans	$932,834	$938,740	$959,086	$984,883	$1,031,593
Paycheck Protection Program loans, end of period	$215	$234	$254	$1,925	$9,976
Fair value mark on acquired loans	$14,120	$15,887	$17,046	$17,502	$17,920

Allowance for credit losses:
Beginning of period	$5,552	$5,485	$5,503	$5,834	$5,984
Impact of adoption of CECL	2,491	$-	$-	$-	$-
Provision for (recovery of) credit losses	(235)	136	39	(217)	148
Charge-offs	(136)	(472)	(119)	(191)	(473)
Recoveries	100	403	62	77	175
Net charge-offs	(36)	(69)	(57)	(114)	(298)
End of period	$7,772	$5,552	$5,485	$5,503	$5,834

Non-accrual loans	$1,228	$673	$607	$511	$518
Loans 90 days or more past due and still accruing	69	705	859	626	837
OREO	-	-	-	-	611
Total nonperforming assets (NPA)	$1,297	$1,378	$1,466	$1,137	$1,966

NPA as a % of total assets	0.08%	0.08%	0.08%	0.07%	0.10%
NPA as a % of gross loans plus OREO	0.14%	0.15%	0.16%	0.12%	0.20%
ACL to gross loans	0.83%	0.59%	0.58%	0.57%	0.58%
ACL + fair value mark to gross loans (non-GAAP)	2.33%	2.29%	2.38%	2.39%	2.35%
Non-accruing loans to gross loans	0.13%	0.07%	0.06%	0.05%	0.05%
Net charge-offs to average loans [1]	0.02%	0.03%	0.02%	0.05%	0.12%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	March 31, 2023			March 31, 2022
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$447,428	$3,018	2.70%	$248,219	$1,074	1.73%
Tax Exempt Securities [1]	67,083	414	2.47%	65,145	385	2.36%
Total Securities [1]	514,511	3,432	2.67%	313,364	1,459	1.86%
Loans:
Real Estate	816,742	11,140	5.53%	887,117	9,095	4.16%
Commercial	72,035	874	4.92%	92,742	1,089	4.76%
Consumer	44,057	753	6.93%	51,734	586	4.59%
Total Loans	932,834	12,767	5.55%	1,031,593	10,770	4.23%
Fed Funds Sold	10	—	—	152,477	61	0.16%
Other interest-bearing deposits	28,262	258	3.70%	305,027	120	0.16%
Total Earning Assets	1,475,617	16,457	4.52%	1,802,461	12,410	2.79%
Less: Allowance for Credit Losses	(8,091)			(6,027)
Total Non-Earning Assets	114,477			140,916
Total Assets	$1,582,003			$1,937,350

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$361,894	$89	0.10%	$421,468	$61	0.06%
Money Market and Savings Deposits	448,870	1,773	1.60%	656,219	615	0.38%
Time Deposits	127,386	648	2.06%	158,423	195	0.50%
Total Interest-Bearing Deposits	938,150	2,510	1.09%	1,236,110	871	0.29%
Borrowings	32,978	386	—	—	—	—
Junior subordinated debt	3,417	61	7.24%	3,371	49	5.90%
Total Interest-Bearing Liabilities	974,545	2,957	1.23%	1,239,481	920	0.30%
Non-Interest-Bearing Liabilities:
Demand deposits	464,801			527,091
Other liabilities	8,989			11,347
Total Liabilities	1,448,335			1,777,919
Shareholders' Equity	133,668			159,431
Total Liabilities & Shareholders' Equity	$1,582,003			$1,937,350
Net Interest Income (FTE)		$13,500			$11,490
Interest Rate Spread [2]			3.29%			2.49%
Cost of Funds			0.83%			0.21%
Interest Expense as a Percentage of Average Earning Assets			0.81%			0.21%
Net Interest Margin (FTE) [3]			3.71%			2.59%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Fully tax-equivalent measures
Net interest income	$13,413	$15,384	$14,277	$12,461	$11,425
Fully tax-equivalent adjustment	87	86	83	82	65
Net interest income (FTE) [1]	$13,500	$15,470	$14,360	$12,543	$11,490

Efficiency ratio [2]	56.5%	52.0%	57.3%	58.6%	62.3%
Fully tax-equivalent adjustment	-0.3%	-0.3%	-0.3%	-0.3%	-0.3%
Efficiency ratio (FTE) [3]	56.2%	51.7%	57.0%	58.3%	62.0%

Net interest margin	3.69%	3.89%	3.45%	3.00%	2.57%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%	0.02%	0.02%
Net interest margin (FTE) [1]	3.71%	3.91%	3.47%	3.02%	2.59%

	As of
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Other financial measures
ACL to gross loans	0.83%	0.59%	0.58%	0.57%	0.58%
Fair value mark to gross loans	1.50%	1.70%	1.80%	1.82%	1.77%
ACL + fair value mark to gross loans (non-GAAP)	2.33%	2.29%	2.38%	2.39%	2.35%

Book value per share	$26.51	$25.05	$23.65	$25.20	$27.42
Impact of intangible assets	(2.62)	(2.69)	(2.88)	(2.96)	$(3.05)
Tangible book value per share (non-GAAP)	$23.89	$22.36	$20.77	$22.24	$24.37

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.